Exhibit 99.1

For Immediate Release

Tangoe, Inc. Announces Fourth Quarter and Full Year 2013 Financial Results

Full Year Highlights:

•                  Total revenue of $188.9 million, up 22% year-over-year

•                  GAAP operating income of $5.1 million; non-GAAP operating income of $27.3 million

•                  GAAP EPS of $0.12; non-GAAP EPS of $0.65, up 30% year-over-year

•                  Adjusted EBITDA of $29.7 million, representing an adjusted EBITDA margin of 15.7% and year-over-year growth of 33%

Orange, Conn., February 12, 2014 — Tangoe, Inc. (NASDAQ: TNGO), a leading global provider of Connection Lifecycle Management (CLM) software and related services, today announced financial results for its fourth quarter and full year ended December 31, 2013.

“The company’s fourth quarter performance was highlighted by continued strong growth in customer additions and upsells of our integrated offerings into our expanded customer base,” stated Al Subbloie, president and CEO of Tangoe.  “During 2013, Tangoe further validated the strength of its strategy as we expanded our scale, customer base, geographic presence and technology leadership.  Looking forward, we believe we are well positioned to sustain our momentum and gain market share, which is reflected by our strong 2014 revenue and profitability guidance.”

Fourth Quarter 2013 Financial Highlights

•                  Revenue: Total revenue for the fourth quarter was $50.0 million, an increase of 14% on a year-over-year basis.  Recurring technology and services revenue was $44.4 million, an increase of 14% on a year-over-year basis.  Strategic consulting, software licenses and other services revenue contributed the remaining $5.6 million of total revenue for the fourth quarter of 2013.

•                  Operating Income: GAAP operating income for the fourth quarter was $2.0 million, compared to GAAP operating income of $2.3 million for the fourth quarter of 2012.  Non-GAAP operating income for the fourth quarter was $7.6 million, compared to $7.0 million for the fourth quarter of 2012.

•                  Net Income: GAAP net income for the fourth quarter was $1.7 million, compared to $1.9 million of GAAP net income for the same period last year.  GAAP diluted net income per share for the fourth quarter was $0.04, based on 41.3 million weighted-average diluted shares outstanding, compared to income per share of $0.05, based on 40.7 million weighted-average diluted shares outstanding, for the same period last year.

Non-GAAP net income for the fourth quarter was $7.3 million, compared to $6.8 million for the fourth quarter of 2012.  Non-GAAP diluted net income per share for the fourth quarter was $0.18 based on 41.3 million weighted-average diluted shares outstanding compared to $0.17 per share based on 40.7 million weighted-average diluted shares outstanding for the same period last year.

•                  Adjusted EBITDA: Adjusted EBITDA for the fourth quarter was $8.4 million compared to $7.5 million for the fourth quarter of 2012.  Adjusted EBITDA margin was 16.8% for the fourth quarter of 2013.

•                  Cash and Cash Flow: As of December 31, 2013, Tangoe had cash and cash equivalents of $43.2 million, an increase of $0.9 million from the end of the prior quarter due primarily to the generation of unlevered free cash flow and proceeds from the exercise of stock options during the quarter, which was partially offset by the repurchase of common stock and payment of deferred purchase price obligations for acquisitions.

The company generated $4.8 million in net cash from operations for the fourth quarter of 2013, compared to $3.2 million during the fourth quarter of 2012.  The company generated $4.0 million in unlevered free cash flow for the quarter, compared to $2.7 million during the fourth quarter of 2012.

Full Year 2013 Financial Highlights

•                  Revenue: Total revenue for the full year 2013 was $188.9 million, an increase of 22% on a year-over-year basis. Recurring technology and services revenue was $168.5 million, an increase of 22% on a year-over-year basis. Strategic consulting, software licenses and other services contributed the remaining $20.4 million of total revenue for 2013.

•                  Operating Income: GAAP operating income for the full year 2013 was $5.1 million, compared to GAAP operating income of $4.4 million for 2012. Non-GAAP operating income was $27.3 million, representing an increase of 35% compared to $20.3 million for 2012.

•                  Net Income: GAAP net income for the full year 2013 was $5.0 million, compared to a $3.0 million for 2012. GAAP diluted net income per share was $0.12 based on 40.5 million weighted-average diluted shares outstanding for the full year 2013, compared to $0.08 based on 39.9 million weighted-average diluted shares outstanding for 2012.

Non-GAAP net income for the full year 2013 was $26.3 million, up 33% compared to $19.8 million for 2012. Non-GAAP diluted net income per share for 2013 was $0.65 based on 40.5 million weighted-average diluted shares outstanding, an increase of 30% compared to $0.50 per share based on 39.9 million weighted-average diluted shares outstanding for 2012.

•                  Adjusted EBITDA: Adjusted EBITDA for the full year 2013 was $29.7 million, an increase of 33% compared to $22.3 million for 2012. Adjusted EBITDA margin was15.7% for 2013, an increase compared to a 14.4% margin for 2012.

•                  Cash Flow: The Company generated $21.4 million in net cash from operations during the full year 2013, compared to $16.7 million in 2012. The Company generated $18.9 million in unlevered free cash flow for 2013, an increase of 26% compared to $15.0 million for 2012.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release.  An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook

As of February 12, 2014, Tangoe is providing guidance for its first quarter and full year 2014.

•                  First Quarter 2014 Guidance: Total revenue is expected to be in the range of $50.7 million to $51.4 million.  Adjusted EBITDA is expected to be in the range of $7.6 million to $7.9 million.  Non-GAAP net income per share is expected to be approximately $0.17 based on approximately 41.5 million weighted-average diluted shares outstanding.

•                  Full Year 2014 Guidance: Total revenue is expected to be in the range of $220.0 million to $224.0 million.  Adjusted EBITDA is expected to be in the range of $37.0 million to $39.0 million.  Non-GAAP net income per share is expected to be in the range of $0.77 to $0.82 based on approximately 42.0 million weighted-average diluted shares outstanding.

Quarterly Conference Call

Tangoe will host a conference call today at 5:00 p.m. EST to review the company’s financial results for the fourth quarter and full year 2013 and business outlook. To access this call, dial 877.852.6581 (United States), or 719.325.4857 (international), with conference ID #9837067. A live webcast of the conference call will be accessible from the investor relations page of Tangoe’s website at http://investor.tangoe.com, and a recording will be archived and accessible at http://investor.tangoe.com/events.cfm. A recording of this conference call will also be available through February 26, 2014, by dialing 877.870.5176 (United States), or 858.384.5517 (international). The recording access code is #9837067.

About Tangoe

Tangoe (NASDAQ:TNGO) is a leading global provider of Connection Lifecycle Management (CLM) software and services to a wide range of global enterprises and service providers. The company’s Connection Lifecycle Management technology, Matrix, is an on-demand suite of software and services designed to turn on, manage, secure, and support various connections in an enterprise’s communications lifecycle, including mobile, fixed, machine, cloud, social, and IT. Additional information about Tangoe can be found at www.tangoe.com. Tangoe is a registered trademark of Tangoe, Inc.

Non-GAAP Financial Measures

Adjusted EBITDA discussed in this press release is defined as net income plus interest expense, income tax provision, depreciation and amortization, amortization of marketing agreement intangible assets, stock-based compensation expense and, for 2012 only, other expense, and for 2013 only, restructuring charge; less amortization of leasehold interest, interest income and, for 2013 only, other income.  Non-GAAP operating income excludes stock-based compensation expense, amortization of intangible assets and, for 2013 only, restructuring charge.  Non-GAAP net income excludes stock-based compensation expense, amortization of intangible assets, amortization of debt discount, and, for 2012 only, other expense, and for 2013 only, restructuring charge and other income.  Unlevered free cash flow is defined as net cash provided by operating activities plus net interest payments, less capital expenditures. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and determination of appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about our estimates regarding future revenue and financial performance.  We may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements we make. More information about potential factors that could affect our business and financial results is contained in our Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on November 12, 2013. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission.  We do not intend, and undertake no duty, to release publicly any updates or revisions to any forward-looking statements contained herein.

TANGOE, INC.

 Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2013	2012	2013

Revenue:
Recurring technology and services	$39,010	$44,428	$137,979	$168,484
Strategic consulting, software licenses and other	4,960	5,599	16,533	20,430
Total revenue	43,970	50,027	154,512	188,914

Cost of revenue:
Recurring technology and services	18,167	19,583	63,976	76,228
Strategic consulting, software licenses and other	1,792	2,397	6,627	8,750
Total cost of revenue	19,959	21,980	70,603	84,978

Gross profit	24,011	28,047	83,909	103,936

Operating expenses:
Sales and marketing	7,108	9,281	24,840	33,382
General and administrative	7,487	9,016	29,317	34,765
Research and development	4,570	4,914	16,696	19,570
Depreciation and amortization	2,498	2,829	8,666	10,452
Restructuring charge	—	—	—	654
Income from operations	2,348	2,007	4,390	5,113

Other income (expense), net
Interest expense	(260)	(49)	(943)	(401)
Interest income	20	10	80	60
Other (expense) income	(9)	108	(9)	1,201
Income before income tax provision	2,099	2,076	3,518	5,973
Income tax provision	172	343	480	1,011
Net income	$1,927	$1,733	$3,038	$4,962

Net income per common share:
Basic	$0.05	$0.05	$0.08	$0.13
Diluted	$0.05	$0.04	$0.08	$0.12

Weighted average number of common shares:
Basic	37,720	38,184	36,492	37,706
Diluted	40,673	41,272	39,870	40,472

TANGOE, INC.

Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2012	2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$50,211	$43,182
Accounts receivable - net	38,309	43,273
Prepaid expenses and other current assets	3,384	4,537
Total current assets	91,904	90,992
COMPUTERS, FURNITURE AND EQUIPMENT-NET	3,999	4,317

OTHER ASSETS:
Intangible assets-net	44,249	36,637
Goodwill	65,825	65,963
Security deposits and other non-current assets	1,291	935
TOTAL ASSETS	$207,268	$198,844

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$9,128	$9,570
Accrued expenses	12,035	8,871
Deferred revenue-current portion	9,648	9,063
Notes payable-current portion	22,443	1,831
Other current liabilities	305	160
Total current liabilities	53,559	29,495

OTHER LIABILITIES:
Deferred taxes and other non-current liabilities	3,543	3,598
Deferred revenue-less current portion	1,415	1,536
Notes payable-less current portion	131	203
Total liabilities	58,648	34,832

COMMITMENT AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock	4	4
Additional paid-in capital	191,581	202,808
Warrants for common stock	10,610	10,610
Accumulated deficit	(53,757)	(48,795)
Other comprehensive gain (loss)	182	(615)
Total stockholders’ equity	148,620	164,012
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$207,268	$198,844

TANGOE, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	For the Twelve Months Ended December 31,
	2012	2013

Operating activities:
Net income	$3,038	$4,962
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of debt discount	801	305
Amortization of leasehold interest	(99)	(99)
Depreciation and amortization	8,666	10,452
Increase (decrease) in deferred rent liability	19	(47)
Amortization of marketing agreement intangible assets	174	305
Allowance for doubtful accounts	96	106
Deferred income taxes	183	400
Foreign exchange adjustment	46	(138)
Restructuring charge	—	654
Stock based compensation expense	9,165	13,259
Decrease in fair value of contingent consideration	—	(1,041)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(5,883)	(5,089)
Prepaid expenses and other assets	170	(407)
Other assets	(19)	191
Accounts payable	1,310	32
Accrued expenses	885	(2,409)
Deferred revenue	(1,864)	(23)
Net cash provided by operating activities	16,688	21,413
Investing activities:
Purchases of computers, furniture and equipment	(1,820)	(2,643)
Cash paid in connection with acquisitions, net of cash received	(38,410)	(20,845)
Net cash used in investing activities	(40,230)	(23,488)
Financing activities:
Net repayment of debt	(8,898)	(1,006)
Proceeds from repayment of notes receivable	93	—
Proceeds from follow on offering, net of issuance costs	37,729	—
Repurchase of common stock	(2,700)	(8,590)
Proceeds from exercise of stock options and stock warrants	4,174	4,861
Net cash provided by (used in) financing activities	30,398	(4,735)

Effect of exchange rate on cash	(52)	(219)

Net increase (decrease) in cash and cash equivalents	6,804	(7,029)
Cash and cash equivalents, beginning of period	43,407	50,211
Cash and cash equivalents, end of period	$50,211	$43,182

TANGOE, Inc.

Calculation of Non-GAAP Operating  Income (Unaudited)

(in thousands)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2012		2013		2012		2013
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Income from operations	$2,348	5.3%	$2,007	4.0%	$4,390	2.8%	$5,113	2.7%

Add:
Stock based compensation expense	2,626	6.0%	3,486	7.0%	9,165	5.9%	13,259	7.0%
Restructuring charge	—	0.0%	—	0.0%	—	0.0%	654	0.3%
Amortization of intangible assets	2,034	4.6%	2,133	4.3%	6,744	4.4%	8,309	4.4%
Non-GAAP income from operations	$7,008	15.9%	$7,626	15.2%	$20,299	13.1%	$27,335	14.5%

TANGOE, Inc.

Reconciliation of Net income to Adjusted EBITDA (Unaudited)

(in thousands)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2012		2013		2012		2013
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Net income	$1,927	4.4%	$1,733	3.5%	$3,038	2.0%	$4,962	2.6%
Interest expense	260	0.6%	49	0.1%	943	0.6%	401	0.2%
Other expense (income)	9	0.0%	(108)	-0.2%	9	0.0%	(1,201)	-0.6%
Interest income	(20)	0.0%	(10)	0.0%	(80)	-0.1%	(60)	0.0%
Income tax provision	172	0.4%	343	0.7%	480	0.3%	1,011	0.5%
Depreciation and amortization	2,498	5.7%	2,829	5.7%	8,666	5.6%	10,452	5.5%
Amortization of marketing agreement intangible	55	0.1%	111	0.2%	174	0.1%	305	0.2%
Amortization of leasehold interest	(25)	-0.1%	(25)	0.0%	(99)	-0.1%	(99)	-0.1%
Stock based compensation expense	2,626	6.0%	3,486	7.0%	9,165	5.9%	13,259	7.0%
Restructuring charge	—	0.0%	—	0.0%	—	0.0%	654	0.3%
Adjusted EBITDA	$7,502	17.1%	$8,408	16.8%	$22,296	14.4%	$29,684	15.7%

TANGOE, Inc.

Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share (Unaudited)

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2013	2012	2013
Net income	$1,927	$1,733	$3,038	$4,962

Add:
Stock based compensation expense	2,626	3,486	9,165	13,259
Restructuring charge	—	—	—	654
Amortization of intangible assets	2,034	2,133	6,744	8,309
Amortization of debt discount	231	25	801	305
Other expense (income)	9	(108)	9	(1,201)
Non-GAAP net income	$6,827	$7,269	$19,757	$26,288

Non-GAAP net income per share: diluted	$0.17	$0.18	$0.50	$0.65

Fully diluted weighted average shares outstanding	40,673	41,272	39,870	40,472

TANGOE, Inc.

Stock Based Compensation Expense (Unaudited)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2013	2012	2013
Cost of revenue	$400	$499	$1,347	$2,108
Sales and marketing	678	1,194	2,133	3,941
General and administrative	1,378	1,556	5,105	6,220
Research and development	170	237	580	990
Total	$2,626	$3,486	$9,165	$13,259

TANGOE, Inc.

Calculation of Unlevered Free Cash Flow (Unaudited)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2013	2012	2013
Net cash provided by operating activities	$3,153	$4,830	$16,688	$21,413

Add:
Interest payments, net	33	21	127	86

Subtract:
Capital Expenditures	487	843	1,820	2,643
Unlevered Free Cash Flow	$2,699	$4,008	$14,995	$18,856

Investor Contact:

Seth Potter

ICR, Inc.

512.344.0277

investor.relations@tangoe.com

Media Contact:

Nikki Festa/Ariel Burch

PAN Communications, Inc.

617.502.4300

tangoe@pancomm.com